Exhibit 10.16

ARTHUR J. GALLAGHER & CO.

DEFERRED EQUITY PARTICIPATION PLAN

(as amended and restated on January 22, 2014)

Purpose

The purpose of this Deferred Equity Participation Plan (the “Plan”) is to encourage key executives of Arthur J. Gallagher & Co. (together with its subsidiaries and affiliates, the “Company”), to remain employed with the Company until at least age 62. The retention of key executives promotes the interests of the Company and its stockholders by providing continuity of management and leadership and by capitalizing on the investments the Company has made in its key executives over the years.

In the event that a Participant’s Account is deemed invested in shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), such shares of Common Stock will either be contributed to the trustee of the Trust (as defined below) by the Company, in which case they will be deemed to have been distributed under the Arthur J. Gallagher & Co. 2011 Long-Term Incentive Plan, as amended from time to time, or any successor plan adopted by the Company and approved by its stockholders (the “LTIP”), and will count against the limit on the number of shares of Common Stock available for distribution thereunder, or such shares shall have been purchased by the trustee of the Trust on the open market or in privately negotiated transactions, as a result of an irrevocable election by the Participant, and shall not be deemed to have been distributed under the LTIP.

Section 1. Trust and Trust Funding.

(a) Trust. The Company has formed The Arthur J. Gallagher & Co. Deferred Equity Trust (the “Trust”) pursuant to the trust agreement dated March 22, 2001, as amended. The Trust is intended to be a “grantor trust” under the Code and the establishment of the Trust or the utilization of the Trust for Plan benefits, as applicable, is not intended to cause any Participant to realize current income on amounts contributed thereto, and the Trust shall be so interpreted. Any such funds will be subject to the claims of all bankruptcy or insolvency creditors of the Company as provided in the Trust agreement. No Participant will have any vested interest or secured or preferred position with respect to such funds or have any claims against the Company hereunder except as a general creditor.

(b) Trust Funding. On or before June 15 each year, to the extent permissible under Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations, interpretations and administrative guidance issued thereunder (collectively, “Section 409A”), the Company may contribute to the Trust either: (i) shares of Common Stock, or (ii) cash, in either case in an amount approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (such contribution, the “Annual Funding”). Alternatively, the Company may contribute cash to the Trust and instruct the trustee to acquire a specified number of shares or a specified value of shares of Common Stock on the open market or in privately negotiated transactions. The Committee shall exercise all rights of ownership, including voting control, of the Trust assets prior to distribution under the Plan.

(c) Interrelationship of the Plan and the Trust. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, the Participants and the creditors of the Company to the assets transferred to the Trust.

Section 2. Participant Accounts.

(a) Accounts. The Company shall maintain an unfunded, bookkeeping account (an “Account”) for the benefit of each executive who participates in the Plan (a “Participant”).

(b) Annual Funding. On or before June 15 of each year, the Chief Executive Officer of the Company shall provide to the Committee a list of Participants and the proposed allocation (either in dollars or on a percentage basis) of the Annual Funding from that year that may be credited to each such Participant’s Account (with the exception of the Chief Executive Officer’s allocation). The Committee shall determine the allocation of the Annual Funding to be awarded to the Chief Executive Officer and shall review the list provided by the Chief Executive Officer of the Company and shall determine, in its sole discretion, whether to adjust the list of Participants and the proposed allocation of the Annual Funding to be credited to each such Participant’s Account. The Committee shall make the final determination regarding the allocation of the Annual Funding to be credited to each such Participant’s Account. Receiving an allocation under the Plan in any year does not in any way entitle the Participant to receive an allocation in any future year.

(c) Earnings. The Committee shall establish from time to time the hypothetical investment(s) made available under the Plan from time to time, which may include investments in Common Stock, for purposes of valuing Participant Accounts (each, an “Investment”). At any time, the Committee may, in its discretion, add one or more additional Investments under the Plan. In addition, the Committee, in its sole discretion, may discontinue any Investment at any time, and provide for the portions of Participants’ Accounts designated to the discontinued Investment to be reallocated to another Investment. While a Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any particular assets, the Participant’s Account shall be adjusted in accordance with the Investment(s), subject to the conditions and procedures set forth herein or established by the Committee from time to time. Any notional cash earnings generated under an Investment (such as interest and cash dividends and distributions) shall, at the Committee’s sole discretion, either be deemed to be reinvested in that Investment or reinvested in one or more other Investment(s) designated by the Committee. All notional acquisitions and dispositions of Investments under a Participant’s Account shall be deemed to occur at such times as the Committee shall determine to be administratively feasible in its sole discretion and the Participant’s Account shall be adjusted accordingly. In addition, a Participant’s Account may be adjusted from time to time, in accordance with procedures and practices established by the Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment for the Participant’s Account.

Section 3. Vesting.

(a) Initial Allocation. In order to comply with the requirements of the 13-Month Rule (described below in Section 4(a)), notwithstanding any provision in the Plan to the contrary and except as set forth in Sections 3(a)(i) - (iii), a Participant’s first allocation under the Plan shall not vest and shall be forfeited unless the Participant provides continuous services to the Company through the date that is 12 months from the 30th day after the Participant obtains the legally binding right to such allocation (the “13-Month Period”). Notwithstanding the general forfeiture condition in this Section 3(a), a Participant’s Account shall be immediately vested and the default time and form of payment under Section 4(a)(ii) (or, in the event of death, Section 4(e)) shall apply upon the first to occur during the 13-Month Period of any of the following events:

(i) the death of the Participant;

(ii) the Participant incurs a 409A Disability (for purposes of this subsection, “409A Disability” means that the Participant is: (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) determined to be totally disabled by the Social Security Administration); or

(iii) the Company undergoes a Change in Control.

For purposes of the Plan, a “Change in Control” shall occur if any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50 percent of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors, or during any 12-month period, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof.

(b) General. Subject to the initial allocation rule in Section 3 (a), a Participant shall become vested in his or her Account upon the earliest to occur of (each, a “Vesting Date”):

(i) The date determined under (A) or (B), as applicable:

(A) For allocations made to a Participant’s Account at any time on or prior to the date upon which the Participant attains age 61, the date upon which the Participant attains age 62;

(B) For allocations made to a Participant’s Account at any time after the date upon which the Participant attains age 61, the later of (i) the one-year anniversary of the date that the allocation is credited to the Participant’s Account, or (ii) March 31st of the year following the year in which the Award was granted;

(ii) the date of the Participant’s death;

(iii) the date of a termination of the Participant’s employment by the Company because of Disability (meaning that the Participant’s termination of employment occurs at a time when the Participant is disabled and qualifies to receive benefits under the Company’s long-term disability plan, regardless of whether the Disability is also a 409A Disability);

(iv) the date of a termination of the Participant’s employment by the Company in a manner that entitles the Participant to receive a severance benefit pursuant to the Company’s Severance Plan, as then in effect; or

(v) the date upon which the Company undergoes a Change in Control;

provided, in each case, that such Participant remains employed by the Company from the date the Participant received the allocation to his or her Account until the date on which such Account becomes vested.

Section 4. Distributions.

(a) Initial Distribution Election.

(i) Within 30 days after a Participant first receives an award under the Plan, the Participant shall make a distribution election for his or her Account on such forms and subject to such other terms and conditions not inconsistent with this Plan as are required by the Committee. The distribution election shall specify a time of payment pursuant to Section 4( b) and a form of payment pursuant to Section 4(c). A Participant’s initial distribution election for his or her Account is made in compliance with and in reliance on the rules governing initial deferral elections with respect to certain forfeitable rights under Section 1.409A-2(a)(5) of the Treasury Regulations (the “13-Month Rule”). A Participant’s distribution election shall not apply to allocations made to the Participant’s Account after the date the Participant attains age 61, or to a Participant’s initial allocation which becomes entitled to accelerated vesting under Section 3(a)(i), (ii) or (iii), in each case adjusted for investment earnings and losses, and those amounts shall instead be paid in accordance with Section 4(a)(ii) (or Section 4(e), in the event of the Participant’s death).

(ii) Any Participant who fails to make such elections within such period, or whose elections were not permitted under Section 409A, shall be deemed to have elected to receive a lump-sum payment on the six-month anniversary of the date on which such Participant separates from service, as defined by Section 409A (a “Separation from Service”), with the Company. This payment rule shall also apply to a Participant’s initial allocation that becomes entitled to accelerated vesting under Section 3(a)(i), (ii) or (iii), and to any allocation made to a Participant’s Account following the date the Participant attains age 61, except to the extent that Section 4(e) applies due to the Participant’s death.

(b) Time of Payment. The amount allocated to a Participant’s Account under the Plan and not required to be distributed under the default distribution rules of Section 4(a)(ii) or the death benefit distribution rules of Section 4(e) shall be distributed or commence to be distributed in the form elected by the Participant pursuant to Section 4(c) at one of the following times occurring on or after the Vesting Date as the Participant shall elect (the “Distribution Date”):

(i) on the Participant’s Vesting Date; provided, however, that if a Participant elects “Vesting Date” as his or her Distribution Date, his or her Account shall be payable as follows:

(A) If the Participant becomes vested in his or her Account under Section 3(b)(iii) due to a termination of the Participant’s employment by the Company because of Disability, then no payment shall be made unless such termination of employment constitutes a Separation from Service. In the event that such termination of employment does not constitute a Separation from Service, then the Participant’s Account shall still fully vest upon such termination of employment, but shall not be payable until the first to occur of the date upon which the Participant attains age 62, a Change in Control or, in the case of a Participant who Separates from Service prior to the occurrence of either of such events, the six month anniversary of the Participant’s Separation from Service with the Company.

(B) If the Participant becomes vested in his or her Account under Section 3(b)(iv) due to a termination of the Participant’s employment by the Company in a manner that entitles the Participant to receive a severance benefit pursuant to the Company’s Severance Plan, then no payment shall be made unless such termination of employment constitutes a Separation from Service. In the event that such termination of employment does not constitute a Separation from Service, then the Participant’s Account shall still fully vest upon such termination of employment, but shall not be payable until the first to occur of the date upon which the Participant attains age 62, a Change in Control or, in the case of a Participant who Separates from Service prior to the occurrence of either of such events, the six month anniversary of the Participant’s Separation from Service with the Company.

(ii) on the six-month anniversary of the date on which such Participant undergoes a Separation from Service with the Company after the Vesting Date; or

(iii) on the first day of any calendar year beginning after the year in which the Participant attains age 62 but not later than the calendar year in which the Participant attains age 70.

(c) Form of Payment. The Participant may elect to receive a distribution of his or her Account (excluding amounts required to be distributed under the default distribution rules of Section 4(a)(ii) or the death benefit distribution rules of Section 4(e)) in the form of:

(i) a lump-sum payment;

(ii) ten equal annual installment payments commencing on the Distribution Date, and due on the next nine anniversaries of the Distribution Date; or

(iii) five equal annual installment payments commencing on the Distribution Date, and due on the next four anniversaries of the Distribution Date.

In the event a Participant elects a lump-sum payment pursuant to Section 4(c)(i), such payment shall be made by the end of the calendar year in which the Distribution Date occurs, or, if later, the 15th day of the third month following the Distribution Date. In the event a Participant elects annual installment payments pursuant to Section 4(c)(ii) or Section 4(c)(iii): the first such installment payment shall be made by the end of the calendar year in which the Distribution Date occurs, or, if later, the 15th day of the third month following the Distribution Date; and each subsequent installment payment shall be made by the end of the calendar year in which the appropriate anniversary of the Distribution Date occurs, or, if later, the 15th day of the third month following the appropriate anniversary of the Distribution Date. The amount of each installment payment shall be equal to the value of the Participant’s Account divided by the number of installments remaining to be paid. Under no circumstances will the Participant be permitted to directly or indirectly designate the year of payment.

(d) Subsequent Distribution Elections. Subject to any restrictions that may be imposed by the Committee, a Participant may change his or her distribution election at any time, and from time to time; provided, however, that:

(i) the election may not take effect until the first anniversary of the date on which such election change is submitted to the Company on a form prescribed by the Company;

(ii) no such election shall be effective if the Participant is previously scheduled to receive distributions under the Plan within one year following the date on which such election change is submitted to the Company;

(iii) such election provides for a Distribution Date that is at least five years later than the previous Distribution Date, in accordance with Section 409A;

(iv) a Participant who elects “Vesting Date” as his or her Distribution Date under Section 4(b) shall only be permitted to make a subsequent election as to the form of payment pursuant to Section 4(c);

(v) a Participant who does not elect “Vesting Date” as his or her Distribution Date under Section 4(b) shall not be permitted to elect “Vesting Date” as his or her Distribution Date under this Section 4(d).

For the avoidance of doubt, if a Participant elected to commence payment on the first day of a specific calendar year under Section 4(b)(iii), then no subsequent distribution election shall be effective if the effect of such election is that payment is made or commences under Section 4(b)(iii) later than the calendar year in which the Participant attains age 70. In the event an election change does not become effective, the prior valid election of such Participant shall govern the form of distribution.

(e) Death. In the event a Participant dies before such Participant’s distribution has begun or has been paid in full, any unpaid portion of such Participant’s vested Account under the Plan shall be paid to the beneficiary designated by the Participant, or if no beneficiary has been designated, to the Participant’s estate. Such unpaid portion shall be paid in a lump sum by the end of the calendar year in which the Participant died or, if later, the 15th day of the third month following the date of the Participant’s death. Under no circumstances will the beneficiary be permitted to directly or indirectly designate the year of payment.

(f) Medium of Payment. The portion of each Account, if any, that is deemed invested in shares of Common Stock shall be distributed in shares of unrestricted Common Stock, which may have been purchased by the trustee of the Trust on the open market or in privately negotiated transactions, and all other distributions under the Plan shall be paid in cash.

Section 5. Forfeitures.

(a) Termination Prior to Vesting Date. In the event a Participant’s employment with the Company terminates prior to such Participant’s Vesting Date, then the Participant’s Account under the Plan shall be forfeited.

(b) Violation of Restrictive Covenants. In the event a Participant violates the provisions of Section 6 prior to the Participant’s Distribution Date or the date(s) any payment are due after a Participant’s Distribution Date, then the unpaid portion of the Participant’s Account under the Plan shall be forfeited.

Section 6. Restrictive Covenants; Clawback.

(a) If, at any time before the later of (i) ten years after the Vesting Date; or (ii) two years after the final payment of any installment due to the Participant after the Distribution Date, the Participant, in the sole determination of the management of the Company, engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to:(1) conduct related to his or her employment for which either criminal or civil penalties against him may be sought, (2) violation of Company policies, including, without limitation, the Company’s Insider Trading Policy, (3) directly or indirectly, soliciting, placing, accepting, aiding, counseling or consulting in the renewal, discontinuance or replacement of any insurance or reinsurance by, or handling self-insurance programs, insurance claims or other insurance administrative functions (“insurance services”) for, any existing Company account or any actively solicited prospective account of the Company for which the Participant performed any of the foregoing functions during the two-year period immediately preceding such termination or providing any employee benefit brokerage, consulting, or administration services, in the areas of group insurance, defined benefit and defined contribution pension plans, individual life, disability and capital accumulation products, investment advisory services and all other employee benefit areas (“benefit services”) the Company is involved with, for any existing Company account or any actively solicited prospective account of the Company for which the Participant performed any of the foregoing functions during the two-year period immediately preceding such termination or, if the Participant has not terminated employment, the date of the prohibited activity (the term Company account as used in this Section shall be construed broadly to include all users of insurance services or benefit services including commercial and individual consumers, risk managers, carriers, agents and other insurance intermediaries), (4) the rendering of services for any organization which is competitive with the Company, (5) employing or recruiting any current or former employee of the Company, (6) disclosing or misusing any confidential information or material concerning the Company, or (7) participating in a hostile takeover attempt of the Company, then the Participant’s Account shall be forfeited effective as of the date on which the Participant enters into such activity, unless terminated sooner by operation of another term or condition of this Plan, and any payments made from a Participant’s Account to such Participant from and after the Distribution Date shall be repaid by the Participant to the Company. Such repayment shall include interest measured from the first date the Participant engaged in any of the prohibited activities set forth above at the highest rate allowable under Delaware law.

(b) By participating in the Plan, each Participant acknowledges that the Participant’s engaging in activities and behavior in violation of Section 6(a) above will result in a loss to the Company which cannot reasonably or adequately be compensated in damages in an action at law, that a breach of Section 6(a) will result in irreparable and continuing harm to the Company and that therefore, in addition to and cumulative with any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of Section 6(a) by the Participant. By participating in the Plan each Participant acknowledges and agrees that the requirement in Section 6(a) above that the Participant disgorge and pay over to the Company any payments received from the Participant’s Account by such Participant is not a provision for liquidated damages. The Participant agrees to pay any and all costs and expenses, including reasonable attorneys’ fees, incurred by the Company in enforcing any breach of any covenant in this Plan.

(c) To the extent permitted by Section 409A, by participating in the Plan, each Participant consents to deductions from any amounts the Company owes the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Participant by the Company) to the extent of the amounts the Participant owes the Company under Section 6(a) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of setoff the full amount owed, calculated as set forth above, the Participant agrees to pay immediately the unpaid balance to the Company.

Section 7. Adjustment of Shares. The number of shares of Common Stock allocated to each Participant’s Account shall be appropriately adjusted, in the sole discretion of the Committee, to reflect any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, and the reinvestment of cash dividends.

Section 8. Amendment or Termination of the Plan.

(a) Plan Amendment. The Company reserves the right to amend the Plan at any time and for any reason, including such amendments as are necessary to comply with the requirements of Section 409A, by action of the Chief Executive Officer of the Company. The Company also reserves the right to suspend the Plan at any time, for any given calendar year or otherwise; provided, however, that in the event of a suspension of the Plan, the Participants’ Accounts shall remain payable in accordance with the Participant’s payment election and the terms of this Plan

(b) Plan Termination. The Company has no obligation to maintain the Plan for any length of time and may terminate the Plan at any time in a manner that complies with the requirements of Section 409A. The Plan may terminate the Plan and accelerate the time and form of payment under the Plan only as permitted by Treasury Regulation 1.409A-3(j)(4)(ix), which generally permits:

(i) Change in Control Event. In the event of a Change in Control of the Company, the Plan may be terminated and liquidated pursuant to irrevocable action taken during the period commencing 30 days before and ending 12 months after the Change in Control, but only if: (A) all arrangements sponsored by the Company that would be aggregated with the Plan pursuant to Treasury Regulation 1.409A-1(c) are terminated and liquidated with respect to every participant who experienced such Change in Control; and (B) all amounts payable under such plan(s) for such participants are paid within 12 months after the irrevocable action is taken.

(ii) Liquidation and Dissolution of the Company. In the event of a complete liquidation and dissolution of the Company, the Company shall terminate the Plan within 12 months of the liquidation and dissolution of the Company and the value of Participant’s Accounts under the Plan shall be determined as of that date and shall be distributed to the Participants or their beneficiaries; provided, however, that the benefits payable under the Plan are included in the gross income of the Participants or their beneficiaries in the latest of: (A) the calendar year in which the Plan termination occurs; (B) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (C) the first calendar year in which the payment is administratively practicable.

(iii) Discretionary Termination. The Company may, at its sole and absolute discretion, determine to terminate the Plan, provided that: (A) the termination does not occur proximate to a downturn in the financial health of the Company, (B) all arrangements sponsored by the Company that would be aggregated with the Plan pursuant to Treasury Regulation 1.409A-1 (c) if the same Participant participated in all of the arrangements are terminated; (C) no payments other than the payments that would be payable under the terms of the arrangements if the termination had not occurred are made within 12 months of the termination of the arrangements; (D) all payments are made within 24 months of the termination of the arrangements; and (E) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulation 1.409A-1(c) if the same Participant participated in both arrangements, at any time within three years following the date of termination of the arrangements.

(c) Other Permissible Accelerations.

(i) Section 409A Failure. An acceleration of the time of payment under the Plan to a Participant shall be permitted at any time the Plan fails to meet the requirements of Section 409A; provided, however, that the payment made based upon the acceleration for the failure to meet the requirements of Section 409A may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

(ii) Event of Taxation. If, for any reason, all or any portion of a Participant’s Account under the Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee after a Change in Control, for a distribution of the state, local or foreign taxes owed on that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall, to the extent permissible under Section 409A, distribute to the Participant immediately available funds in an amount equal to the state, local and foreign taxes owed on the portion of the Participant’s Account that has become taxable. If the petition is granted, the tax liability distribution shall be made within 90 days of the date that the Participant’s Account under the Plan became taxable. Such a distribution shall affect and reduce the benefits to be paid to the Participant under the Plan.

This Section 8 shall be construed and administered in a manner consistent with Section 409A and Treasury Regulation 1.409A-3 (j)(4) or the corresponding provision in future guidance issued by the Internal Revenue Service or the Treasury.

Section 9. Compliance with Section 409A. It is intended that any amounts payable under this Plan will comply with Section 409A, and the regulations promulgated thereunder, so as not to subject any Participant to the payment of any interest and tax penalty which may be imposed under Section 409A. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent and the Company’s Policy Regarding Section 409A Compliance. The Company shall not be responsible for any such interest and tax penalties under Section 409A. To the extent permissible under Section 409A, the timing of the payments or benefits hereunder may be modified to so comply with Section 409A. Notwithstanding any Plan provision to the contrary, to the extent any Participant is entitled to receive a payment under the Plan upon such Participant’s Separation from Service, such payment shall be made on the date that is six months after the date of such Separation from Service.

Section 10. Consent to Transfer Personal Data. By participating in this Plan, a Participant voluntarily acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section. Participants are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect the Participant’s ability to participate in the Plan. The Company holds certain personal information about the Participant, that may include his or her name, home address and telephone number, date of birth, social security number or other employee identification number, salary grade, hire data, salary, nationality, job title, any shares of stock held in the Company, or details of all awards under the Plan, for the purpose of managing and administering the Plan (“Data”). The Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and the Company may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. Each Participant authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any shares of stock acquired pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect the Participant’s ability to participate in the Plan.

Section 11. Administration. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to any award. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. Subject to applicable law, the Committee may delegate some or all of its power and authority hereunder to the Board or the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Securities Exchange Act of 1934, as amended, or decisions concerning the timing or amount of an award to such an officer or other person. No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Section 12. Non-Transferability of Accounts. No Account shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the preceding sentence, no Account may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such Account, such Account and all rights thereunder shall immediately become null and void.

Section 13. Tax Withholding. The Company shall have the right to withhold or require payment by each Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with the vesting or distribution of such Participant’s Account.

Section 14. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares pursuant to an award granted under this Plan, no shares shall be so delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to the Plan bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Section 15. No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or affect in any manner the right of the Company to terminate the employment of any person at any time without liability hereunder.

Section 16. No Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to this Plan unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

Section 17. Designation of Beneficiary. If permitted by the Company, a Participant may file with the Company a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form prescribed by the Company. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations.

Section 18. Governing Law. This Plan and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

Section 19. Claims Procedure. The claims procedure of the Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan shall apply to this Plan; provided, however, that for purposes of the Plan, any reference to the Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan Benefits Committee in such claims procedure shall refer to the Committee.

Section 20. Electronic Documents Permitted. Subject to applicable law, distribution election forms and other forms or documents may be in electronic format or made available through means of online enrollment or other electronic transmission.

Section 21. Status of Plan. The Plan is intended to be: (i) a plan that is not qualified within the meaning of Section 401(a) of the Code and (ii) a plan that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent. All Accounts and all credits and other adjustments to such Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan.

Section 22. Foreign Employees. Without amending this Plan, the Chief Executive Officer of the Company and/or the Committee may grant awards to eligible persons outside the United States on such terms and conditions different from those specified in this Plan as may in their judgment be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Chief Executive Officer and/or the Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.